Exhibit 24

REGISTRATION STATEMENT ON FORM S-8

RELATING TO

ARCH CAPITAL GROUP LTD. 2012 LONG TERM INCENTIVE AND SHARE AWARD PLAN

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Constantine P. Iordanou and John C.R. Hele as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the above referenced Registration Statement and any and all amendments or supplements thereto (including any post-effective amendments), and to file the same with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Constantine Iordanou	Chairman of the Board of Directors, President and Chief Executive Officer	May 10, 2012
Constantine Iordanou	(Principal Executive Officer)

/s/ John C.R. Hele	Executive Vice President and Chief	May 10, 2012
John C.R. Hele	Financial Officer (Principal Financial
Officer and Principal Accounting Officer)

/s/ Wolfe “Bill” H. Bragin	Director	May 10, 2012
Wolfe “Bill” H. Bragin

/s/ John L. Bunce, Jr.	Director	May 10, 2012
John L. Bunce, Jr.

/s/ Eric W. Doppstadt	Director	May 10, 2012
Eric W. Doppstadt

/s/ Kewsong Lee	Director	May 10, 2012
Kewsong Lee

/s/ Yiorgos Lillikas	Director	May 10, 2012
Yiorgos Lillikas

/s/ James J. Meenaghan	Director	May 10, 2012
James J. Meenaghan

/s/ John M. Pasquesi	Director	May 10, 2012
John M. Pasquesi

/s/ Brian S. Posner	Director	May 10, 2012
Brian S. Posner

/s/ John D. Vollaro	Director	May 10, 2012
John D. Vollaro

/s/ Robert F. Works	Director	May 10, 2012
Robert F. Works